Exhibit (13)(h)

amendment

dated [         ], 2021 to

amended and restated

administrative and shareholder services agreement

for MassMutual Premier Funds

WHEREAS, MassMutual Premier Funds (the “Trust”) on behalf of each of its series listed on Exhibit B thereto (each a “Fund”) and MML Investment Advisers, LLC (the “Manager”) have entered into an Amended and Restated Administrative and Shareholder Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, the Trust, on behalf of each Fund, and the Manager wish to amend the Agreement as follows, pursuant to Article V, Section C:

The following hereby replaces, in its entirety, Article VI, Section F:

F. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below (or at such other place as a party shall notify to the other in accordance with this Clause F from time to time):

(a) In the case of notices sent to the Trust to:

MassMutual Premier Funds

1295 State Street

Springfield, MA 01111

Attention: Andrew M. Goldberg

                 Vice President, Secretary, and Chief Legal Officer

(b) In the case of notices sent to the Manager to:

MML Investment Advisers, LLC

1295 State Street

Springfield, MA 01111

Attention: Douglas Steele

In the case of notices sent to either party, a copy shall also be sent to:

State Street Bank and Trust Company

1 Iron Street

Boston, Massachusetts 02210

The following hereby replaces, in its entirety, Exhibit B:

EXHIBIT B

COMPENSATION

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3	Class Y	Class L	Class C
MassMutual Balanced Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual Core Bond Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual Disciplined Growth Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual Disciplined Value Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual Diversified Bond Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual Global Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual High Yield Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	0.05%	N/A	None
MassMutual Inflation-Protected and Income Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual International Equity Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual Main Street Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual Short-Duration Bond Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	0.10%	0.05%	0.05%
MassMutual Small Cap Opportunities Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	NA	N/A	N/A
MassMutual Strategic Emerging Markets Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%	N/A	N/A	N/A
MassMutual U.S. Government Money Market Fund	N/A	0.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

IN WITNESS WHEREOF, the parties hereto have caused this Administrative and Shareholder Services Agreement to be executed as of the day and year first above written.

MASSMUTUAL PREMIER FUNDS
on behalf of its series identified on Exhibit B hereto, as the same may from time to time be amended

By:
Renee Hitchcock
CFO and Treasurer

MML INVESTMENT ADVISERS, LLC

By:
Douglas Steele
Vice President